Exhibit 10.1

FIRST AMENDMENT TO ROPER TECHNOLOGIES, INC. DIRECTOR COMPENSATION PLAN

This First Amendment to the Roper Technologies, Inc. Director Compensation Plan (the "Plan") is made effective on March 7, 2018.

(1)	Schedule I of the Plan shall be deleted in its entirety and replaced with the following revised Schedule I

SCHEDULE I
DIRECTOR COMPENSATION SCHEDULE

The following shall become effective as of March 7, 2018

Basic Annual Cash Retainer (all Directors): $42,500

Supplemental Annual Cash Retainers:
Chair of Audit Committee: $5,000
Chair of Compensation Committee: $5,000
Chair of Nominating and Corporate Governance Committee: $5,000

Meeting Fees:
Board meeting, attendance in person: $2,000
Board meeting at which minutes are kept, attendance by telephone: $1,000

Committee meeting, attendance in person: $1,000
Committee meeting at which minutes are kept, attendance by telephone: $500

Annual Award of Restricted Stock Units:
3,000 shares

(2)	All other terms and conditions of the Plan shall remain in full force and effect.

/s/ John K. Stipancich
John K. Stipancich
Corporate Secretary